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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' REPORT ON
                    FINANCIAL STATEMENT SCHEDULES AND CONSENT





The Board of Directors
Lamar Advertising Company:


The audits referred to in (a) our report dated February 5, 2003, except as to
Note 8 which is as of March 7, 2003, and (b) our report dated February 5, 2003, except as to Note 5 which is as of March 7, 2003, included the related financial statement schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries for each of the years in the three-year period ended December 31, 2002. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the Registration Statements of Lamar Advertising Company and Lamar Media Corp. on Forms S-8 (Nos. 333-89034, 333-10337, 333-79571, 333-37858 and 333-34840), S-3 (Nos. 333-66059 and
333-48288) and S-4 (No. 333-48266) of (a) our report dated February 5, 2003, except as to Note 8 which is as of March 7, 2003, relating to the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and (b) our report dated February 5, 2003, except as to Note 5 which is as of March 7, 2003, relating to the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which reports appear in the December 31, 2002, annual report on Form 10-K of Lamar Advertising Company.

Our reports refer to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001 and the full adoption of the provisions of SFAS No. 142 on January 1, 2002.


/s/ KPMG LLP

New Orleans, Louisiana
March 24, 2003